UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2005

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On December 16, 2005, the Compensation Committee of the Board of Directors of GlycoGenesys, Inc. (the “Company”) approved accelerating the vesting of unvested stock options having an exercise price of at least $0.65 (20% above the average of the closing stock price of the 20 trading days prior to December 16, 2005). This action covers options granted under the Company’s 1998 Stock Option Plan, 2000 Stock Incentive Plan and 2003 Omnibus Incentive Plan. The Compensation Committee believes that it is in the best interest of shareholders as it will reduce the Company’s reported compensation expense in future periods.

As a result of the vesting acceleration, options to purchase 201,342 shares of the Company’s common stock, equal to 30% of the outstanding options, became exercisable immediately, including 125,421 held by executive officers, 72,627 held by other employees and 3,294 held by consultants. Based upon the closing stock price on the Nasdaq Capital Market on December 16, 2005 of $0.44, all of the accelerated options do not have intrinsic economic value currently. The exercise prices of the accelerated options range from $0.92 to $10.98 per share.

In December 2004, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Beginning January 1, 2006, SFAS 123R will require the Company to recognize, in its financial statements, compensation costs related to share-based payment transactions, including the issuance of stock options, based on their fair value at grant date. Currently, the Company accounts for its share-based payment transactions under the provisions of Accounting Principles Board Opinion No. 25 which allows companies to follow the intrinsic value method but to disclose the pro forma effects on net income (loss) as if the fair value of stock options had been expensed. As a result of the accelerated vesting of stock options, the Company is not expected to be required to recognize anticipated stock option expense of approximately $161,000 in 2006 and $60,000 in 2007. The Company will report the impact of the acceleration as a fourth quarter event and in its 2005 financial statements by way of pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board. This report will not be deemed an admission as to the materiality of any information in the report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2006	By:	/s/ /s/ John W. Burns
John W. Burns
Senior Vic President and Chief Financial Officer